Exhibit 99.1

American Software Reports Preliminary First Quarter of Fiscal Year 2015 Results

License Fee Revenues Increase 36% and Total Revenues Increase 7% for the quarter

ATLANTA--(BUSINESS WIRE)--August 28, 2014--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the first quarter of fiscal 2015. The Company has delivered 54 consecutive quarters of profitability.

Key first quarter financial metrics:

  Total revenues for the quarter ended July 31, 2014 were $24.9 million, an increase of 7% over the comparable period last year.
  Software license fee revenues for the quarter ended July 31, 2014 were $4.4 million, an increase of 36% compared to the same period last year.
  Services and other revenues for the quarter ended July 31, 2014 decreased 2% to $11.0 million compared to $11.2 million for the same period last year.
  Maintenance revenues for the quarter ended July 31, 2014 were $9.5 million compared to $8.9 million, an increase of 7% over the same period last year.
  Operating earnings for the quarter ended July 31, 2014 were $2.2 million, a decrease of 9% compared to the same period last year.
  GAAP net earnings for the quarter ended July 31, 2014 were $1.5 million or $0.05 per fully diluted share, a decrease of 4% compared to the same period last year.
  Adjusted net earnings for the quarter ended July 31, 2014, which excludes stock-based compensation expense, amortization of acquisition-related intangibles and the net loss of MIDRetail, were $2.0 million or $0.07 per fully diluted share compared to $1.9 million or $0.07 per fully diluted share for the same period last year, which excluded stock-based compensation expense and amortization of acquisition-related intangibles.
  Adjusted EBITDA increased 5% to $4.0 million for the quarter ended July 31, 2014 compared to $3.8 million for the quarter ended July 31, 2013. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

The Company is including EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with cash and investments of approximately $72.4 million as of July 31, 2014. Since initiating the current cash dividend policy in July, 2004, the Company has paid approximately $96.9 million in dividends.

“First quarter license fee revenue was up 36% and total revenues increased by 7%,” stated Mike Edenfield, president and CEO of American Software. “Today, leading businesses are pragmatically preparing for growth and are looking to increase visibility and lower operating costs while improving their ability to respond to dynamic market conditions. Our portfolio of solutions helps our customers optimize inventory investments and synchronize demand with supply across strategic, tactical and operational horizons. With the ability to model, optimize and evaluate multiple business scenarios, our customers have better information and greater confidence to respond effectively to dynamic market conditions.”

“Logility’s acquisition of MIDRetail, announced on May 30, 2014, extends our reach into retail operations and expands our ability to help customers improve their Omni-Channel performance. We are now uniquely positioned to optimize demand-driven integrated business planning (IBP) from raw materials sourcing and manufacturing through inventory optimization and distribution to specific store-level requirements and customer delivery.”

The MIDRetail acquisition is expected to be accretive to Logility’s earnings and cash flow within the next 12 months, and is expected to contribute approximately $4.0 million in annual revenue, with 50% as a recurring component. First quarter 2015 financial results included two months of operations of MIDRetail, which reduced the Company’s net income by approximately one cent per share.

Additional highlights for the first quarter of fiscal 2015 include:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the first quarter include: Bunzl Australia Holdings, Pioneer Foods Pty, Reily Foods Company, Reliable Automatic Sprinkler, Sensient Technologies Corporation, Strategic Partners, Sports Direct International, and Tillamook Country Creamery Association.
  During the quarter, software license agreements were signed with customers located in the following nine countries: Australia, Canada, Ireland, Italy, Nicaragua, South Africa, Sweden, the United Kingdom, and the United States.
  The editors of Supply & Demand Chain Executive Magazine named the Company’s subsidiaries: Logility, Demand Management Inc., a wholly-owned subsidiary of Logility, and NGC Software to its annual listing of the Supply & Demand Chain Executive 100. The award, which highlights the "100 Great Supply Chain Projects" of the past year, marks the 12th year Logility and fourth consecutive year NGC Software have been honored for enabling extraordinary supply chain initiatives. Logility was recognized for its work with Massimo Zanetti Beverage USA; Demand Management was selected based on its work with ITW Proline Australia; and NGC Software was recognized for its fashion PLM and Supply Chain Management software implementation at New York-based Fashion Avenue Sweater Knits.
  Logility Inc. announced that American Hotel Register, Caribou Coffee, Gear for Sports, Johnstone Supply, and Massimo Zanetti Beverage USA each received the 2014 Logility Leadership Award. Logility’s annual award program recognizes a select group of companies who significantly improved their business processes, deployed an innovative solution to address their supply chain challenges, or demonstrated an on-going commitment and leadership role in the expansion of supply chain improvements.
  Caribou Coffee and Logility led an educational APICS webcast that explored how Caribou Coffee has balanced its aggressive growth initiatives across its three channels of business (retail, franchise and commercial) in the face of challenges such as increasing new product introductions, compressed planning cycles, and the need to balance cost and service.
  NGC Software announced its customers Sport Obermeyer and Fashion Avenue Sweater Knits were named as 2014 Top Innovators by Apparel Magazine for their successful implementations of NGC’s fashion software solutions. Apparel Magazine’s annual Top Innovator awards recognize apparel retailers, brands and manufacturers who have demonstrated exceptional deployments of new technology in unique ways that have improved their business.
  During the quarter, NGC Software announced Vald’or Apparel, a manufacturer of private label and branded apparel for leading brands, is implementing NGC’s PLM, ERP and Shop Floor Control systems to bring a new level of efficiency and collaboration to its global operations. Vald’or selected NGC Software’s solutions to support the company’s rapid growth.
  BBC International LLC, a leading full-service footwear company, selected NGC Software’s fashion solution for collaborative workflow management. BBC International designs, develops and sources fashionable children’s footwear for global customers that include many of the best-known brands in the industry. BBC selected NGC Software to help it achieve greater efficiency and productivity, while maintaining its core commitment to design, and deliver high-quality footwear and exceptional service to its customers.

Company & Technology

  Logility announced its acquisition of privately-held MIDRetail, Inc., an Indianapolis-based provider of retail allocation and merchandise planning solutions. MIDRetail’s award winning technology helps retailers synchronize merchandise financial plans with customer demand at each retail location to boost in-stock performance, profitably grow their businesses, allocate merchandise, and deliver higher product availability and customer service. MIDRetail’s products will be integrated into the Logility Voyager Solutions suite and rebranded under Voyager Retail Optimization.
  NGC Software announced the release and immediate availability of NGC ERP Xpress, a cloud-based version of NGC Software’s industry-leading fashion ERP solution. NGC ERP Xpress provides the robust features of NGC Software’s enterprise application in a Software-as-a-Service (SaaS) model delivered in the cloud. With NGC ERP Xpress, companies can be up and running in under 30 days on a fully-featured fashion ERP system that includes EDI, Customer Order Processing, Purchasing, Production Orders, Inventory Control, Distribution, Accounting, and Reporting.
  Demand Management launched a valuable new Supply Chain Planning Assessment tool that allows Demand Planners and Forecasters to quickly evaluate the current state of their company’s supply chain. The assessment takes participants through the five stages of the Integrated Business Planning (IBP) process: Sense, Shape, Collaborate, Integrate and Orchestrate. A detailed and customized assessment report identifies the areas of the IBP process in which the company is excelling as well as the areas that represent opportunities for improvement in driving tangible business value.
  Sean Willems, Ph.D., associate professor of Operations Management at Boston University's School of Management and Chief Scientist at Logility, led an educational session at the 2014 Gartner Supply Chain Executive Summit on the importance of inventory optimization within the sales and operations planning (S&OP) process.
  During the quarter, Logility announced that the editors of Inbound Logistics named the company to its annual Top 100 Logistics IT Provider list. This marks the 17th consecutive year Logility has been recognized for enabling logistics excellence through its innovative supply chain management solutions. Each year Inbound Logistics selects the Top 100 Logistics IT Providers who are leading the way in the coming year.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative solutions to optimize the supply chain. Logility Voyager Solutions™ is a complete supply chain management solution suite that features a performance monitoring architecture and provides supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); supply and inventory optimization; manufacturing planning and scheduling; retail merchandise planning and allocation; and transportation planning and management. Logility customers include Abercrombie & Fitch, Big Lots, Fender Musical Instruments, Parker Hannifin, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Demand Management serves customers such as AutomationDirect.com, Campbell Hausfeld and Lonely Planet. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, FGL Group, Athletica, Marchon Eyewear, and Swatfame. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc.; Demand Solutions is a registered trademark of Demand Management, Inc.; and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2014	2013	Pct Chg.
Revenues:
License	$4,368	$3,218	36%
Services & other	10,992	11,228	(2%)
Maintenance	9,497	8,872	7%
Total Revenues	24,857	23,318	7%

Cost of Revenues:
License	1,736	1,161	50%
Services & other	7,795	8,040	(3%)
Maintenance	1,981	1,962	1%
Total Cost of Revenues	11,512	11,163	3%
Gross Margin	13,345	12,155	10%
Operating expenses:
Research and development	3,374	2,817	20%
Less: capitalized development	(178)	(717)	(75%)
Sales and marketing	4,644	4,394	6%
General and administrative	3,215	3,153	2%
Provision for doubtful accounts	42	-	nm
Amortization of acquisition-related intangibles	85	125	(32%)

Total Operating Expenses	11,182	9,772	14%
Operating Earnings	2,163	2,383	(9%)
Interest Income & Other, Net	306	44	595%
Earnings Before Income Taxes	2,469	2,427	2%
Income Tax Expense	935	834	12%
Net Earnings	$1,534	$1,593	(4%)
Earnings per common share: (1)
Basic	$0.05	$0.06	(17%)
Diluted	$0.05	$0.06	(17%)

Weighted average number of common shares outstanding:
Basic	28,233	27,363
Diluted	28,606	27,815

nm- not meaningful

AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2014	2013	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$1,534	$1,593	(4%)
Income tax expense	935	834	12%
Interest Income & Other, Net	(306)	(44)	595%
Amortization of intangibles	1,099	768	43%
Depreciation	284	261	9%
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,546	3,412	4%

Stock-based compensation	404	338	20%
Adjusted EBITDA	$3,950	$3,750	5%

EBITDA , as a percentage of revenues	14%	15%

Adjusted EBITDA , as a percentage of revenues	16%	16%

	First Quarter Ended
	July 31,
	2014	2013	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$1,534	$1,593	(4%)
Mid Retail Loss (2)	187	-	nm
Amortization of TMS and Optiant acquisition-related intangibles (2)	25	82	(70%)
Stock-based compensation (2)	251	222	13%
Adjusted Net Earnings	$1,997	$1,897	5%

Adjusted non-GAAP diluted earnings per share	$0.07	$0.07	0%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.05 and $0.06 for the three months ended July 31, 2014 and 2013.

(2) - Tax affected using the effective tax rate for the three months period ended July 31, 2014 and 2013.

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	July 31,	April 30,
	2014	2014

Cash and Short-term Investments	$60,608	$70,599
Accounts Receivable:
Billed	12,914	15,422
Unbilled	3,826	3,234
Total Accounts Receivable, net	16,740	18,656
Prepaids & Other	3,027	2,953
Income Tax Receivable	141	1,139
Current Assets	80,516	93,347

Investments - Non-current	11,831	8,975

PP&E, net	3,488	3,681
Capitalized Software, net	10,013	10,732
Goodwill	18,749	13,819
Other Intangibles, net	3,522	534
Other Non-current Assets	630	132
Total Assets	$128,749	$131,220

Accounts Payable	$745	$1,382
Accrued Compensation and Related costs	2,248	3,532
Dividend Payable	2,825	2,822
Other Current Liabilities	2,743	2,735
Deferred Tax Liability - Current	402	418
Deferred Revenues - Current	23,614	23,638
Current Liabilities	32,577	34,527

Deferred Revenues - Non-current	575	670
Deferred Tax Liability - Non-current	1,671	1,936
Other Long-term Liabilities	2,035	1,527
Long-term Liabilities	4,281	4,133

Total Liabilities	36,858	38,660

Shareholders' Equity	91,891	92,560

Total Liabilities & Shareholders' Equity	$128,749	$131,220

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Three Months Ended,
	July 31,
	2014	2013

Net cash provided by operating activities	$1,125	$9,251

Capitalized computer software development costs	(178)	(717)
Purchases of property and equipment, net of disposals	(58)	(34)
Proceeds from maturities of investments	-	200
Purchase of business, net of cash acquired	(7,881)	-

Net cash used in investing activities	(8,117)	(551)

Excess tax benefits from stock based compensation	41	27
Proceeds from exercise of stock options	183	487
Dividends paid	(2,826)	-

Net cash provided by (used in) financing activities	(2,602)	514

Net change in cash and cash equivalents	(9,594)	9,214
Cash and cash equivalents at beginning of period	55,803	41,164

Cash and cash equivalents at end of period	$46,209	$50,378

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer